COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS LARGE COMPANY VALUE FUND WITH THE
WILSHIRE LARGE COMPANY VALUE INDEX
AND THE RUSSELL 1000 VALUE INDEX

EXHIBIT A:

           DREYFUS
             LARGE         WILSHIRE      RUSSELL
 PERIOD    COMPANY   LARGE COMPANY     1000 VALUE
         VALUE FUND    VALUE INDEX*       INDEX*

12/29/93      10,000           10,000    10,000
10/31/94      10,104            9,889    10,097
10/31/95      12,704           12,785    12,589
10/31/96      17,068           15,615    15,578
10/31/97      21,385           20,075    20,748
10/31/98      22,419           22,564    23,825
10/31/99      25,494           22,927    27,760
*Source: Lipper Analytical Services, Inc.

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COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS SMALL COMPANY VALUE FUND WITH  THE RUSSELL
2000 INDEX AND THE RUSSELL 2000 VALUE INDEX

EXHIBIT A:

            DREYFUS        RUSSELL
             SMALL          2000              RUSSELL
 PERIOD     COMPANY         VALUE              2000
          VALUE FUND       INDEX *            INDEX*

12/29/93        10,000     10,000              10,000
10/31/94         9,944     9,989                9,963
10/31/95        12,062     11,582              11,791
10/31/96        16,403     13,850              13,749
10/31/97        23,000     19,000              17,782
10/31/98        18,210     17,538              15,676
10/31/99        22,116     17,664              18,007

*Source: Lipper Analytical Services, Inc.